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                                                                    EXHIBIT 23.2




The Board of Directors
Sapient Corporation:

We consent to incorporation by reference in this registration statement on Form S-8 of Sapient Corporation of our report dated February 9, 1996, relating to the balance sheets of Sapient Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the Registration Statement on Form S-1 (No. 333-1586) of Sapient Corporation.


                                        /s/ KPMG Peat Marwick LLP
                                        ---------------------------------
                                        KPMG Peat Marwick LLP

Boston, MA
May 31, 1996